Exhibit 99.1

AMERICAN APPAREL, INC. REPORTS IMPROVED SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES, August 8, 2011 - American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced financial results for its second quarter ended June 30, 2011.

Comparing the 2011 second quarter to the corresponding period last year, the company reported that:

▪
Retail comparable store sales were flat for the second quarter with improving trends as comparable store sales increased 3% in June followed by a 4% increase in July. Net sales were flat between periods despite a 9% decrease in the number of stores in operation.

▪	Internet sales increased 23% and wholesale net sales decreased 4%.

▪	Gross margin was 54.5% vs. 51.6%.

▪	Consolidated Adjusted EBITDA was $3.7 million vs. $0.1 million.

▪	Loss per common share was $0.00 vs. $0.21.
“We are pleased to see improving sales trends with a comparable store sales increase of 3% in June followed by a 4% increase in July. I believe that our stores look better than ever and our sales improvements were achieved at normal margins.” said Dov Charney, chairman and CEO, American Apparel. “Consolidated Adjusted EBITDA production at $3.7 million for the quarter resulted primarily from improving manufacturing efficiency that more than offset higher yarn prices.”
“During the month of July we received $8.3 million in new capital in connection with share purchase transactions consummated in April 2011. To date, we have received $22.5 million in gross proceeds for the sale of shares and exercise of purchase rights in connection with these transactions. This additional capital will allow us to take advantage of improving business conditions in order to build upon our recent successes. Together with our improved operating performance, this new capital makes us well positioned to strengthen our balance sheet.”
Comparable store sales were flat for the second quarter of 2011 versus a decline of 16% reported for the same quarter last year. During the 2011 second quarter, the Company had an average of 254 stores in operation vs. an average of 280 stores during the second quarter last year. Reported sales for the international segment benefited from a weaker U.S. Dollar.

Gross margin for the second quarter of 2011 was 54.5% vs. 51.6% for the corresponding period last year. Gross margin increased primarily due to improvements in manufacturing efficiency and logistic related expenses, foreign currency gains from a weaker U.S. Dollar, and a shift in mix from wholesale to online sales. In addition, margins were favorably impacted as a result of reduced shrink from a June 2011 U.S. warehouse inventory which contributed to the overall margin improvement. These benefits were somewhat offset by higher yarn and fabric costs.

Loss from operations was $5.2 million for the second quarter of 2011, less than the loss of $8.6 million reported last year as a result of improved gross profit margins and higher gross profit of $3.9 million, lower distribution expenses of $0.8 million, lower store operating and other selling expenses of $0.8 million, offset by increase in general and administrative expenses of $2.1 million. General and administrative expenses were impacted by stock based compensation of $1.2 million, salaries and wages of $2.1 million primarily from increases in senior management personnel, $0.3 million in additional professional fees incurred primarily in connection with financial planning and associated legal fees, offset by a reduction in depreciation, impairment and other miscellaneous charges of $1.5 million.

Interest expense for the second quarter of 2011 increased to $7.8 million from $5.7 million in the second quarter of 2010 due to a higher balance of outstanding debt and a higher average rate of interest.

A non-cash change in the value of the Company's warrant liabilities caused a $14.0 million improvement in the loss before income taxes between the quarterly periods.

Net loss for the second quarter of 2011 was $0.2 million, or $0.00 per common share, compared to net loss for the second quarter of 2010 of $14.7 million, or $0.21 per common share. The 2011 second quarter net loss included an income tax provision of $0.5 million vs. an income tax benefit of $2.2 million in the 2010 second quarter.

In accordance with U.S. GAAP, the Company has discontinued recognizing potential tax benefits associated with current operating losses. As of December 31, 2010, the Company has available net operating loss and tax credit carry forwards of $33.9 million which may be available to reduce future U.S. income taxes that would otherwise be payable.

Weighted average shares outstanding for the 2011 second quarter were 89.1 million vs. 71.4 million for the 2010 second quarter. As of July 31, 2011 there were 103.3 million shares outstanding.

Please refer to the Table A attached to this press release wherein the Company presents a calculation and reconciliation of consolidated net income as reported to Consolidated Adjusted EBITDA, a non-GAAP financial measure.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of June 30, 2011, American Apparel had approximately 10,000 employees and operated 254 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.net.

Safe Harbor Statement

This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition, results of operations and plans and the Company's prospects and strategies for future growth and cost savings. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: the ability to generate or obtain from external sources sufficient liquidity for operations and debt service; changes in the level of consumer spending or preferences or demand for the Company's products; increasing competition, both in the U.S. and internationally; the evolving nature of the Company's business; the Company's ability to hire and retain key personnel and the Company's relationship with its employees; suitable store locations and the Company's ability to attract customers to its stores; the availability of store locations at appropriate terms and the Company's ability to identify and negotiate new store locations effectively and to open new stores and expand internationally; effectively carrying out and managing the Company's strategy, including growth and expansion both in the U.S. and internationally; disruptions in the global financial markets; failure to maintain the value and image of the Company's brand and protect its intellectual property rights; declines in comparable store sales and wholesale revenues; financial nonperformance by the Company's wholesale customers; the adoption of new accounting pronouncements or changes in interpretations of accounting principles; seasonality of the business; consequences of the Company's significant indebtedness, including the Company's relationships with its lenders and the Company's ability to comply with its debt agreements, including the risk of acceleration of borrowings thereunder as a result of noncompliance; the Company's ability to generate cash flow to service its debt; the Company's ability to extend, renew or refinance its existing debt; the Company's liquidity and losses from operations and related impact on the Company's ability to continue as a going concern; the Company's ability to develop and implement plans to improve its operations and financial position; costs of materials and labor, including increases in the price of yarn and the cost of certain related fabrics; the Company's ability to pass on the added cost of raw materials to its wholesale and retail customers; the Company's ability to improve manufacturing efficiency at its production facilities; the Company's ability to effectively manage inventory and inventory reserves; location of the Company's facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation, including exposure from which could exceed expectations; compliance with or changes in U.S. and foreign government laws and regulations, legislation and regulatory environments, including environmental, immigration, labor and occupational health and safety laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S.

import protections or changes in duties, tariffs and quotas and other risks associated with international business including disruption of markets and foreign supply sources and changes in import and export laws; technological changes in manufacturing, wholesaling, or retailing; the Company's ability to upgrade its information technology infrastructure and other risks associated with the systems that are used to operate the Company's online retail operations and manage the Company's other operations; adverse changes in its credit ratings and any related impact on financing costs and structure; general economic and industry conditions, including U.S. and worldwide economic conditions; disruptions due to severe weather or climate change; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2010. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net sales	$132,804	$132,733	$248,871	$254,547
Cost of sales	60,378	64,248	112,807	124,922

Gross profit	72,426	68,485	136,064	129,625
Operating expenses	77,650	77,046	154,378	159,743

Loss from operations	(5,224)	(8,561)	(18,314)	(30,118)

Interest expense	7,752	5,682	14,883	10,728
Foreign currency transaction (gain) loss	(263)	1,927	(1,074)	2,684
Change in warrant liability expense	(13,000)	1,034	(15,100)	1,034
Loss on extinguishment of debt	—	—	3,114	—
Other income	(20)	(355)	(55)	(201)

Income (Loss) before income taxes	307	(16,849)	(20,082)	(44,363)
Income tax provision (benefit)	520	(2,171)	876	13,158

Net loss	$(213)	$(14,678)	$(20,958)	$(57,521)

Basic loss per share	$—	$(0.21)	$(0.26)	$(0.81)
Diluted loss per share	$—	$(0.21)	$(0.26)	$(0.81)
Weighted average basic common shares outstanding	89,111	71,447	81,668	71,358
Weighted average diluted common shares outstanding	89,111	71,447	81,668	71,358

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	2011	2010
ASSETS
CURRENT ASSETS:
Cash	$6,881	$8,068
Trade accounts receivable, net of allowances of $2,692 and $1,819 at June 30, 2011 and June 30, 2010, respectively	17,397	21,068
Prepaid expenses and other current assets	6,940	6,510
Inventories, net	192,589	153,030
Income taxes receivable and prepaid income taxes	6,141	6,374
Deferred income taxes	513	2,705

Total current assets	230,461	197,755

PROPERTY AND EQUIPMENT, net	77,067	89,482
DEFERRED INCOME TAXES	1,298	176
OTHER ASSETS, net	22,837	25,314

TOTAL ASSETS	$331,663	$312,727

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Cash overdraft	$1,180	$1,395
Revolving credit facilities and current portion of LT debt, net of unamortized discount of $18,334 at June 30, 2010	56,546	112,229
Accounts payable	40,438	22,486
Accrued expenses and other current liabilities	38,289	38,418
Income taxes payable	519	384
Fair value of warrant liability	19,507	—
Current portion of capital lease obligations	1,243	1,077

Total current liabilities	157,722	175,989

LONG-TERM DEBT, net of unamortized discount of $23,241 and $20,537 at June 30, 2011 and June 30, 2011, respectively	84,175	388
SUBORDINATED NOTES PAYABLE TO RELATED PARTY	—	4,460
CAPITAL LEASE OBLIGATIONS, net of current portion	2,308	732
DEFERRED TAX LIABILITY	270	—
DEFERRED RENT	23,877	23,427
OTHER LONG-TERM LIABILITIES	11,058	7,898

TOTAL LIABILITIES	279,410	212,894

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, authorized 1,000 shares; none issued	—	—
Common stock, $.0001 par value, authorized 230,000 shares; 99,219 shares issued and 94,054 shares outstanding at June 30, 2011 and 72,881 shares issued and 71,447 shares outstanding at June 30, 2010	10	7
Additional paid-in capital	150,652	151,675
Accumulated other comprehensive loss	(1,753)	(3,297)
Accumulated deficit	(94,499)	(38,508)
Less: Treasury stock, 304 shares at cost at June 30, 2011 and 1,434 shares at cost at June 30, 2010	(2,157)	(10,044)

TOTAL STOCKHOLDERS' EQUITY	52,253	99,833

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$331,663	$312,727

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (unaudited)

	Six Months Ended June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$248,714	$249,838
Cash paid to suppliers, employees and others	(252,752)	(265,567)
Income taxes paid	(2,030)	(4,527)
Interest paid, net of capitalized interest	(2,550)	(3,684)
Other	125	218
Net cash (used in) provided by operating activities	(8,493)	(23,722)

CASH FLOWS USED IN INVESTING ACTIVITIES
Capital expenditures	(4,727)	(7,258)
Proceeds from sale of fixed assets	68	39
Net cash used in investing activities	(4,659)	(7,219)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdraft from financial institution	(2,148)	(2,338)
(Repayments) borrowings under revolving credit facility, net	(836)	34,973
Net proceeds from issuance of common stock and purchase rights	14,418	—
Repurchase of common stock for payment of payroll tax withholding on stock-based compensation	—	(592)
Proceeds from capital lease financing	3,100	—
Payment of debt issuance costs	(1,213)	—
Borrowings under term loans and notes payable, net of $5,000 discount	—	—
Proceeds from term loans and notes payable	(7)	—
Repayment of capital lease obligations	(651)	(1,035)
Net cash provided by financing activities	12,663	31,008
EFFECT OF FOREIGN EXCHANGE RATE ON CASH	(286)	(1,045)
NET DECREASE IN CASH	(775)	(978)
CASH, beginning of period	7,656	9,046
CASH, end of period	$6,881	$8,068

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
	Six Months Ended June 30,
	2011	2010
Net (loss) income	$(20,958)	$(57,521)
Depreciation and amortization of property and equipment and other assets	12,983	14,415
Accrued interest - paid in kind	8,781	3,263
Amortization of debt discount and deferred financing costs	3,564	2,939
Gain on disposal of property and equipment	71	16
Stock-based compensation expense	2,445	1,763
Retail store impairment charges	1,652	5,598
Foreign currency transaction Loss (gain)	(1,074)	2,684
Allowance for inventory shrinkage and obsolescence	(75)	1,397
Loss on extinguishment of debt	3,114	—
Change in fair value of warrant liability	(15,100)	1,034
Bad debt expense	343	242
Deferred income taxes	608	13,670
Deferred rent	(1,378)	1,835
Changes in cash due to changes in operating assets and liabilities
Trade accounts receivables	(501)	(4,951)
Inventories	(12,294)	(15,450)
Prepaid expenses and other current assets	2,282	3,051
Other assets	(1,439)	(1,270)
Accounts payable	9,606	3,388
Accrued expenses and other liabilities	639	(1,005)
Income taxes (receivable)/payable	(1,762)	1,180
Net cash (used in) provided by operating activities	$(8,493)	$(23,722)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment acquired and included in accounts payable	$375	$506
Notes payable converted to equity	$4,688	—
Reclassification of lion warrant from equity to debt	$11,339	—
Issuance of warrants and purchase rights at fair value	$5,036	—

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Amounts in thousands)
(unaudited)
The following table presents key financial information for American Apparel's business segments before unallocated corporate expenses:

	Three Months Ended June 30, 2011
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$38,139	$40,359	$14,364	$39,942	$132,804
Gross profit	10,533	27,685	8,075	26,133	72,426
Income (loss) from operations	5,094	(1,510)	(547)	3,900	6,937
Depreciation and amortization	2,015	2,592	409	1,333	6,349
Capital expenditures	301	1,645	53	165	2,164
Retail store impairment charges	—	68	—	934	1,002
Deferred rent expense (benefit)	(84)	(127)	(414)	78	(547)

	Three Months Ended June 30, 2010
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$39,060	$42,741	$16,261	$34,671	$132,733
Gross profit	7,093	28,313	10,023	23,056	68,485
Income (loss) from operations	752	(3,441)	467	1,257	(965)
Depreciation and amortization	2,320	2,650	599	1,730	7,299
Capital expenditures	1,648	1,800	384	484	4,316
Retail store impairment charges	—	687	235	485	1,407
Deferred rent expense (benefit)	117	469	(8)	275	853

	Six Months Ended June 30, 2011
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$72,789	$77,379	$26,992	$71,711	$248,871
Gross profit	21,621	52,424	16,031	45,988	136,064
Income (loss) from operations	11,537	(6,505)	(1,427)	2,279	5,884
Depreciation and amortization	4,182	5,288	842	2,671	12,983
Capital expenditures	1,341	2,679	132	575	4,727
Retail store impairment charges	—	177	2	1,473	1,652
Deferred rent expense (benefit)	152	(1,046)	(436)	(48)	(1,378)

	Six Months Ended June 30, 2010
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Net sales to external customers	$72,889	$83,634	$30,476	$67,548	$254,547
Gross profit	12,412	56,972	19,033	41,207	129,624
Income (loss) from operations	57	(7,817)	918	(4,393)	(11,235)
Depreciation and amortization	4,620	5,268	1,164	3,363	14,415
Capital expenditures	2,832	2,895	697	834	7,258
Retail store impairment charges	—	2,661	477	2,460	5,598
Deferred rent expense	236	1,191	2	406	1,835

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (continued)
(Amounts in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Reconciliation to Income (loss) before Income Taxes
Consolidated income (loss) from operations of reportable segments	$6,937	$(965)	$5,884	$(11,235)
Unallocated corporate expenses	(12,161)	(7,596)	(24,198)	(18,883)
Interest expense	(7,752)	(5,682)	(14,883)	(10,728)
Other income	20	355	55	201
Loss on extinguishment of debt	—	-	(3,114)	—
Change in fair value of warrant and purchase rights	13,000	(1,034)	15,100	(1,034)
Foreign currency transaction gain (loss)	263	(1,927)	1,074	(2,684)
Consolidated Income (loss) before Income Taxes	$307	$(16,849)	$(20,082)	$(44,363)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net Sales by Class of Customer

U.S. Wholesale
Wholesale	$32,945	$34,402	$62,061	$63,808
Online consumer	5,194	4,658	10,728	9,081
Total	$38,139	$39,060	$72,789	$72,889

U.S. Retail	$40,359	$42,741	$77,379	$83,634

Canada
Wholesale	$3,338	$3,340	$5,753	$5,856
Retail	10,582	12,477	20,302	23,781
Online consumer	444	444	937	839
Total	$14,364	$16,261	$26,992	$30,476

International
Wholesale	$2,785	$3,122	$4,654	$6,087
Retail	32,853	28,559	58,814	55,519
Online consumer	4,304	2,990	8,243	5,942
Total	$39,942	$34,671	$71,711	$67,548

Consolidated
Wholesale	$39,068	$40,864	$72,468	$75,751
Retail	83,794	83,777	156,495	162,934
Online consumer	9,942	8,092	19,908	15,862
Total	$132,804	$132,733	$248,871	$254,547

Table A
American Apparel, Inc. and Subsidiaries
Calculation and Reconciliation of Consolidated Adjusted EBITDA
(Amounts in thousands)
(unaudited)
In addition to its GAAP results, American Apparel considers non-GAAP measures of its performance. EBITDA, as defined below, is an important supplemental financial measure of American Apparel's performance that is not required by, or presented in accordance with, GAAP. EBITDA represents net income (loss) before income taxes, interest and other expense (income), and depreciation and amortization. American Apparel's management uses EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, pay taxes, and otherwise meet its obligations as they become due. American Apparel's management believes that the presentation of EBITDA provides useful information regarding American Apparel's results of operations because they assist in analyzing and benchmarking the performance and value of American Apparel's business. American Apparel believes that EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
EBITDA also is used by American Apparel's management for multiple purposes, including:
to calculate and support various coverage ratios with American Apparel's lenders to allow lenders to calculate total proceeds they are willing to loan to American Apparel based on its relative strength compared to its competitors to more accurately compare American Apparel's operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affect relative interest expense), tax positions and amortization of intangibles.
In addition, EBITDA is an important valuation tool used by potential investors when assessing the relative performance of American Apparel in comparison to other companies in the same industry. Although American Apparel uses EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company's net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, American Apparel's calculation of EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. American Apparel's management compensates for these limitations in considering EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net loss	$(213)	$(14,678)	$(20,958)	$(57,520)
Income tax provision	520	(2,171)	876	13,158
Interest and other (gain) expense, net	(5,268)	6,361	2,842	11,561
Depreciation and amortization	6,349	7,299	12,983	14,415
Foreign currency (gain) loss	(263)	1,927	(1,074)	2,684
Retail store impairment charges	1,002	1,407	1,652	5,598
Stock based compensation expense, including employer related payroll taxes	1,574	—	2,445	1,763
Consolidated Adjusted EBITDA	$3,701	$145	$(1,234)	$(8,341)

Contact:
Tom Casey
Acting President
Or
John J. Luttrell
Chief Financial Officer
American Apparel
(213) 488-0226